UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2018

KKR & CO. INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34820	26-0426107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4200, New York, NY	10019
(Address of principal executive office)	(Zip Code)

(212) 750-8300
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 7.01	Regulation FD Disclosure.

KKR & Co. Inc. (together with its subsidiaries, "KKR") has posted a presentation on its website, which will be used during the Investor Day event for KKR common stockholders and analysts scheduled on July 9, 2018 (the "Investor Day").  The presentation is accessible at the Investor Center for KKR & Co. Inc. at http://ir.kkr.com/kkr_ir/kkr_events.cfm.  From time to time, KKR uses its website as a channel of distribution of financial and other important information about the company.

The presentation includes certain updated information about KKR, including: (a) estimated gross realized carried interest of approximately $350 million and estimated realized investment income (excluding interest expense) of approximately $150 million in the second quarter of 2018 and (b) an increase in KKR’s previous estimate of realization of losses that will be excluded from after-tax distributable earnings in the second quarter of 2018 to approximately $725 million, which is largely related to energy and credit investments. KKR also expects to announce during the Investor Day that it expects the second quarter 2018 transaction fees from its capital markets business to be slightly above $100 million.

Information on our website is not incorporated by reference herein and is not a part of this Form 8-K.  As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking statements

This Report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts.  The forward-looking statements are based on KKR’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control.  The forward-looking statements speak only as of the date of this Report or as of the date they are made, and KKR does not undertake any obligation to update any forward-looking statements except as required by law.  Information about factors affecting KKR and the forward-looking statements is available in KKR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, Current Report filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2018 and other filings with the SEC, which are available at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. INC.

Date: July 9, 2018	By:	/s/	William J. Janetschek
	Name:		William J. Janetschek
	Title:		Chief Financial Officer